Exhibit 99.1

Super League Reports Fourth Quarter and Full Year 2024 Financial Results and Provides Update on Strategic Discussions to Accelerate Path to Profitability and Diversify Revenues

~ Ann Hand to Support Strategic Alternative Initiatives as Executive Chair; President Matt Edelman Promoted to the Role of Chief Executive Officer ~

~ Renowned Marketing and Advertising Executive Bant Breen Appointed to Board of Directors ~

SANTA MONICA, CA—March 28, 2025 —Super League (Nasdaq: SLE), a leader in redefining the gaming industry as a media channel, today released fourth quarter and full year 2024 financial results.

Super League Executive Chair, Ann Hand Commented:

“The last two years have presented Super League with a unique set of challenges that have tested our resolve. But make no mistake, our conviction and enthusiasm to seize the opportunity in front of us is unwavering. We have worked tirelessly to build our platform over the years and are confident we have the talent, grit and an actionable plan already underway to successfully achieve our long-term objectives.

While we have achieved plenty of success across hundreds of campaigns with blue-chip brands, creating innovative technology and growing our audience base, our financial results in the back half of 2024 did not live up to the results we expected. The micro-cap market has not rebounded in ways that we would like, combined with some macro-economic headwinds and structural shifts in the Roblox ad ecosystem, we have had to quickly adapt and be faster and more assertive in building a successful and sustainable business. Yet, we believe in our long-term prospects, and there are positive signs in Q1 – notably that revenue diversification is kicking in, margins are recovering and our pipeline is growing.

Our mandate is getting to breakeven for you, our shareholders. In order to do that, we must realign the business. We are aggressively attacking our cost structure to support this priority with an aim to be EBITDA positive in Q4 2025. Concurrently, we are also focusing on larger revenue, higher margin programs to be more selective in where we focus our limited resources.

In addition, as part of our realignment, I am moving to Executive Chair role through the end of 2025 and passing the torch to Matt Edelman to be our new CEO. I will continue to support and mentor Matt through the transition process and exploration of strategic alternatives. Matt has been our fearless President for the last two years and has the intellect, deep product and industry knowledge, work ethic, energy and enthusiasm to hit the ground running.

In an effort to bolster our Board, we are thrilled to appoint Bant Breen as a Director. Bant is a noted marketing and media executive, entrepreneur and academic. Specifically, Bant has spent a vast amount of his career in holding company and operating leadership roles with some of the largest global advertising agencies. When considering our market adoption opportunity, Bant’s history in the industry can potentially be a game changer for our pipeline and ultimately our revenue trajectory.

As for the opportunity we announced with Infinite Reality in October 2024, while discussions continue, the deal has not been completed and the exclusivity period has expired. This has allowed us to advance towards exciting alternatives that are very on-strategy for Super League. These pursuits have significant business overlap with us for more material topline and cost synergies – and they are companies that are close to breakeven or already profitable and could accelerate our path to EBITDA positive with a more dominant position in the playable digital advertising space.

In conclusion, despite the challenges we have faced, we are here and confident in the opportunity that lies ahead. We have responded with a mandate and actionable plan that is already under way. The Board and I are confident that Matt is the right choice to execute this mandate and ultimately deliver value to our shareholders.”

Matt Edelman, Super League President and CEO commented, “My conviction and confidence in Super League’s path ahead have never been stronger. We have the grit, fortitude, and vision to deliver upon our most important commitments - more value to our shareholders, meaningful business outcomes for our partners, and attention-grabbing playable content to massive audiences across gaming platforms. I’m grateful to the Board for their support and excited for the opportunity,”

The Company will host a webinar at 8:30 a.m. Eastern Time today, March 28, 2025, to discuss financial results, provide a corporate update and end with a question-and-answer session. To participate, please use the following information.

Super League Fourth Quarter and Full Year 2024 Earnings Webinar

Date:	Friday, March 28, 2025
Time:	8:30 am Eastern Time
Dial-in:	1-877-407-0779
International Dial-in:	1-201-389-0914
Webinar:	Register Here

A replay will be available within 24 hours after the webinar and can be accessed here or on the Company’s investor relations website at https://ir.superleague.com/.

For any questions related to the Company’s fourth quarter or full year 2024 financial results, please contact SLE@mzgroup.us.

About Super League

Super League (Nasdaq:SLE) is redefining how brands connect with consumers through the power of playable media. Through solutions within mobile games and the world’s largest immersive gaming platforms, Super League provides global brands with ads, content, and experiences that are not only seen - they’re played, felt, and remembered. Boasting an award-winning development studio, a vast network of native creators, and proprietary engagement technology, Super League is a one-of-a-kind partner for brands looking to stand out in culture, spark loyalty, and drive meaningful impact. In a world where attention is earned, Super League makes brands relevant - by making them playable. For more information, visit superleague.com.

Investor Relations Contact:
Shannon Devine/ Mark Schwalenberg
MZ North America
Main: 203-741-8811
SLE@mzgroup.us

SUPER LEAGUE ENTERPRISE, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2024 AND 2023

(In U.S. dollars, rounded to the nearest thousands, except share and per share data)

	December 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$1,310,000	$7,609,000
Accounts receivable	3,766,000	8,287,000
Prepaid expenses and other current assets	677,000	862,000
Total current assets	5,753,000	16,758,000

Property and Equipment, net	24,000	70,000
Intangible and Other Assets, net	4,070,000	6,636,000
Goodwill	1,864,000	1,864,000
Total assets	$11,711,000	$25,328,000

Liabilities
Accounts payable and accrued expenses	$5,282,000	$10,420,000
Accrued contingent consideration	138,000	1,812,000
Promissory note - contingent consideration	1,735,000	-
Contract liabilities	50,000	339,000
Notes payable and other, and accrued interest	3,240,000	800,000
Total current liabilities	10,445,000	13,371,000
Accrued contingent consideration – long term	-	396,000
Warrant liability	935,000	1,571,000
Total liabilities	11,380,000	15,338,000

Stockholders’ Equity
Preferred Stock	-	-
Common Stock	94,000	81,000
Additional paid-in capital	270,111,000	258,923,000
Accumulated deficit	(269,874,000)	(249,014,000)
Total stockholders’ equity	331,000	9,990,000
Total liabilities and stockholders’ equity	$11,711,000	$25,328,000

SUPER LEAGUE ENTERPRISE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(In U.S. dollars, rounded to the nearest thousands, except share and per share data)

	Three Months Ended		Fiscal Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

REVENUE	$3,426,000	$9,510,000	$16,182,000	$25,079,000
COST OF REVENUE	(2,427,000)	(5,785,000)	(10,080,000)	(15,297,000)

GROSS PROFIT	999,000	3,725,000	6,102,000	9,782,000

OPERATING EXPENSES
Selling, marketing and advertising	2,510,000	3,696,000	9,822,000	12,450,000
Engineering, Technology and Development	1,048,000	2,219,000	4,447,000	9,500,000
General and administrative	2,173,000	3,165,000	8,731,000	10,258,000
Contingent consideration	(129,000)	529,000	(144,000)	1,075,000
Impairment of goodwill and loss on disposal of intangibles	-	7,052,000	-	9,336,000
TOTAL OPERATING EXPENSES	5,602,000	16,661,000	22,856,000	42,619,000

NET OPERATING LOSS	(4,603,000)	(12,936,000)	(16,754,000)	(32,837,000)

OTHER INCOME (EXPENSE)
Gain on sale of Minehut assets	39,000	-	183,000	-
Change in fair value of warrant liability	12,000	346,000	1,115,000	2,898,000
Loss on extinguishment of liability	-	-	(336,000)	-
Loss on exchange of preferred instruments	-	(681,000)	-	(681,000)
Interest expense, including change in fair value of promissory notes carried at fair value	(478,000)	(3,000)	(559,000)	(50,000)
Other	(97,000)	-	(123,000)	27,000
TOTAL OTHER INCOME (EXPENSE), NET	(524,000)	(338,000)	280,000	2,194,000

LOSS BEFORE BENEFIT FROM INCOME TAXES	(5,127,000)	(13,274,000)	(16,474,000)	(30,643,000)

BENEFIT FOR INCOME TAXES	-	-	-	313,000

NET LOSS	$(5,127,000)	$(13,274,000)	$(16,474,000)	$(30,330,000)

Net loss attributable to common stockholders - basic and diluted
Basic and diluted net loss per common share	$(0.45)	$(3.47)	$(2.33)	$(13.67)
Weighted-average number of shares outstanding, basic and diluted	$13,794,441	$4,264,905	$8,940,304	$2,799,044

Reconciliation of net loss to net loss attributable to common stockholders (Numerator in loss per share calculation):

Net loss	$(5,127,000)	$(13,274,000)	$(16,474,000)	$(30,330,000)
Deemed dividend on Series AA Preferred Stock – down round feature	-	(1,131,000)	-	(7,567,000)
Preferred Dividends paid in shares of common stock	(1,096,000)	(374,000)	(4,386,000)	(374,000)
Net loss attributable to common stockholders	$(6,223,000)	$(14,779,000)	$(20,860,000)	$(38,271,000)

SUPER LEAGUE ENTERPRISE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (UNAUDITED)

DECEMBER 31, 2024 AND 2023

(In U.S. dollars, rounded to the nearest thousands, except share and per share data)

	Three Months Ended		Fiscal Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

GAAP net loss	$(5,127,000)	$(13,274,000)	$(16,474,000)	$(30,330,000)
Add back:
Non-cash stock compensation	303,000	560,000	1,289,000	2,735,000
Non-cash amortization of intangibles	647,000	1,406,000	2,543,000	5,238,000
Impairment of goodwill and loss on disposal of intangibles	-	7,052,000	-	9,336,000
Gain on sale of Minehut assets	(39,000)	-	(183,000)	-
Change in fair value of warrant liability	(12,000)	(346,000)	(1,115,000)	(2,898,000)
Other	204,000	1,423,000	1,175,000	896,000
Noncash benefit for income taxes	-	-	-	(313,000)
Proforma net loss	$(4,024,000)	$(3,179,000)	$(12,765,000)	$(15,336,000)

Pro forma non-GAAP net earnings (loss) per common share — diluted	$(0.29)	$(0.75)	$(1.43)	$(5.48)
Non-GAAP weighted-average shares — diluted	13,794,441	4,264,905	8,940,304	2,799,044

SUPER LEAGUE ENTERPRISE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(In U.S. dollars, rounded to the nearest thousands)

	Fiscal Year Ended
	December 31,
	2024	2023

Operating Activities
Net loss	$(16,474,000)	$(30,330,000)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	2,612,000	5,376,000
Stock-based compensation	1,289,000	2,735,000
Change in fair value of warrant liability	(1,115,000)	(2,898,000)
Change in fair value of contingent consideration	(252,000)	(545,000)
Change in fair value of debt at fair value	163,000	-
Gain on sale of intangible assets	(183,000)	-
Loss on extinguishment of liability – contingent consideration	336,000	-
Loss on exchange of placement agent warrants	-	681,000
Impairment of intangible assets and goodwill	-	7,052,000
Fair value of noncash legal settlement and other noncash charges	959,000	-
Loss on intangible asset disposal	-	2,284,000
Amortization of convertible notes discount and other	-	40,000
Changes in assets and liabilities
Accounts Receivable	4,521,000	(2,113,000)
Prepaid Expenses and Other Assets	702,000	146,000
Accounts payable and accrued expenses	(3,960,000)	3,412,000
Accrued contingent consideration	(20,000)	(1,064,000)
Contract liabilities	(289,000)	228,000
Deferred taxes	-	(313,000)
Accrued interest on notes payable	130,000	(180,000)
Net Cash Used in Operating Activities	(11,581,000)	(15,489,000)

Investing Activities
Cash paid in connection with Melon Acquisition, net	-	(150,000)
Proceeds from sale of Minehut Assets	311,000	-
Purchase of property and equipment	(23,000)	(8,000)
Capitalization of software development costs	(452,000)	(650,000)
Acquisition of other intangibles	-	(17,000)
Net Cash Used in Investing Activities	(164,000)	(825,000)

Financing Activities
Proceeds from issuance of preferred stock, net	2,393,000	19,295,000
Proceeds from issuance of common stock, net of issuance costs	1,000,000	1,885,000
Proceeds from the issuance of promissory notes, net of issuance costs	3,257,000	-
Payments on promissory notes	(396,000)	-
Payments on convertible notes	-	(539,000)
Accounts receivable facility advances	1,174,000	800,000
Payments on accounts receivable facility	(1,950,000)	-
Other	(32,000)	-
Net Cash Provided by Financing Activities	5,446,000	21,441,000

Net Increase (Decrease) in Cash and Cash Equivalents	(6,299,000)	5,127,000
Cash and Cash Equivalents at Beginning of the Period	7,609,000	2,482,000
Cash and Cash Equivalents at End of the Period	$1,310,000	$7,609,000